UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2008 (November 23, 2008)

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Change in Directors or Principal Officers

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

DOV Pharmaceutical announced today the resignation of Mr. Joseph Zakrzewski, a member of its Board of Directors since May 1, 2007. On Sunday, November 23, 2008 Mr. Zakrzewski sent a written notice of resignation to Ms. Barbara Duncan, the Company's Chief Executive Officer as well as a member of its Board of Directors. The notice did not specify a reason for his resignation and Ms. Duncan is not aware of any disagreements between Mr. Zakrzewski and any other officer or director of the Company. The DOV Board of Directors will hold a regularly scheduled meeting on November 25, 2008 at which time additional information might become available. The Company is undergoing significant financial difficulties and estimates that it has sufficient cash and cash equivalents to fund operations through early in the first quarter of 2009 and will suspend or terminate the Phase II clinical trial with DOV 21,947 now underway. The Company plans to continue to actively evaluate its strategic and financing alternatives over the next few weeks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOV PHARMACEUTICAL, INC.

By:	/s/ Barbara Duncan
Barbara Duncan
Chief Executive Officer

Date: November 24, 2008